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                                                                     EXHIBIT (J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 2-99584 of Plan Investment Fund, Inc. on Form N-1A of our report dated February 16, 2007, appearing in the Annual Report for the year ended December 31, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 16, 2007